Exhibit 99.1
Strive, Inc. Announces Financial Results
DALLAS, TX—(GLOBE NEWSWIRE)—March 19, 2026—Strive, Inc. (Nasdaq: ASST; SATA) (“Strive” or the “Company”) today announced its financial results for the fourth quarter ended December 31, 2025.
Key Highlights Since Strive's Public Listing in September 2025:
•Accumulated a total of 13,628 bitcoin as of March 17, 2026.
▪5,886 bitcoin from initial PIPE proceeds and 351 exchange.
▪5,048 bitcoin from acquisition of Semler Scientific, Inc.
▪2,694 bitcoin from other capital markets activity, including SATA IPO and follow-on, ASST ATM, and SATA ATM.
•Achieved a Bitcoin Yield of 22.2% in Q4 2025 and 13.8% QTD (as of March 17, 2026) in Q1 2026.
•Generated a Bitcoin Gain of ₿1,305 BTC in Q4 2025 and ₿1,050 QTD (as of March 17, 2026) in Q1 2026.
•Generated a Bitcoin $ Gain of $114.3 million in Q4 2025 and $78.2 million QTD (as of March 17, 2026) in Q1 2026.
•As of March 17, 2026, Strive's cash and cash equivalents totaled $83.7 million, and our position in the STRC Stock (as defined below)
had a fair value of $50.4 million. Strive had 59,286,628 and 9,872,157 shares of Class A common stock and Class B common stock, respectively, and 4,275,118 shares of SATA Stock outstanding.
•On November 10, 2025, the Company completed a registered public offering of 2,000,000 shares of its Variable Rate Series A
Perpetual Preferred Stock (“SATA Stock”) at a price to the public of $80.00 per share, resulting in net proceeds of approximately
$148.4 million, after deducting the underwriting discounts and commissions and the Company’s offering expenses. The SATA Stock is listed for trading on The Nasdaq Global Market under the symbol “SATA.”
•Consummated the acquisition of Semler Scientific, Inc. ("Semler Scientific") in an all-stock transaction, resulting in Strive acquiring the approximately 5,048 bitcoin held by Semler Scientific. Strive is executing on its vision for Semler Scientific's operating business, now held under a wholly-owned subsidiary of Strive called Clinivanta, pursuing a broader mandate centered on preventative healthcare. In February 2026, we appointed Michelle Fox, the former Chief Medical Officer of Teleflex, as CEO of Clinivanta. Strive
intends to monetize the business as it remains focused on its Bitcoin accumulation strategy.
•On January 27, 2026, the Company completed a follow-on registered public offering of 1,320,000 shares of its SATA Stock at a price to the public of $90.00 per share, resulting in net proceeds of approximately $109.2 million, after deducting the underwriting discounts and commissions and the Company’s offering expenses. Strive utilized these proceeds, along with cash on hand, to retire the $20 million loan with Coinbase Credit Inc., which Strive assumed as part of the acquisition of Semler Scientific. Concurrent with the above public offering, Strive exchanged approximately 929,999 shares of SATA Stock, with a $93.0 million notional balance, for
$90.0 million of the principal balance of the convertible notes assumed as part of the acquisition of Semler Scientific, representing
90.0% of the principal balance of the convertible debt principal balance assumed from Semler Scientific.
•Made an initial investment of $50 million (500,000 shares) of Variable Rate Series A Perpetual Stretch Preferred Stock (the "STRC
Stock") of Strategy Inc. in March 2026.
•GAAP net loss of $393.6 million, for the period from September 12, 2025 to December 31, 2025, with expected non-recurring expenses and/or non-cash items of $12.4 million and $177.3 million, respectively, accounting for 48.2% of the net loss. Of the remaining $203.9 million GAAP net loss, $194.5 million (95.4%) was attributable to the fair market value decrease in bitcoin holdings.
•Non-GAAP adjusted net loss attributable to common stockholders1 of $208.2 million, or $4.73 per diluted common share1, which is adjusted for the 1-20 reverse stock split that became effective February 6, 2026, for the period from September 12, 2025 to December
31, 2025. $194.5 million (93.4%) of the $208.2 million non-GAAP adjusted net loss attributable to common stockholders was attributable to the fair market value decrease in bitcoin holdings and $13.7 million (6.6%) was attributable to other business operations. Non-GAAP adjusted net loss attributable to common stockholders subtracts non-recurring and non-cash items from GAAP net loss attributable to common stockholders.
“Out of the numerous successes Strive had in our first six months as a public company, the most important was cementing our foundation as a structured finance company laser focused on digital credit. We see a multi-trillion dollar opportunity for digital credit to scale in the years to come. We believe our digital credit product, SATA, provides a liquid and scalable solution for investors targeting double-digit yield with minimal volatility," said Matthew Cole, Chairman & Chief Executive Officer of Strive, Inc. "We’re focused on building a track record of success for SATA by maintaining a stable trading range and keeping a strong balance sheet, which we believe will generate attractive long-term returns to our common equity stockholders vs our Bitcoin hurdle rate.”

(1) Non-GAAP adjusted net loss, non-GAAP adjusted net loss attributable to common stockholders, and non-GAAP adjusted net loss per diluted common share are non-GAAP measures. See page 4 for reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures.

STRIVE, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except share and per share data)

	December 31, 2025	December 31, 2024
	(Successor)	(Predecessor)
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$67,499	$6,155
Short-term investments	—	16,755
Prepaid expenses	2,708	351
Other current assets	1,569	500
Total current assets	71,776	23,761
Digital assets, at fair value	668,486	—
Property and equipment, net	778	951
Intangible assets, net	355	187
Right-of-use lease assets	4,037	1,786
Other non-current assets	95	1,512
Total assets	$745,527	$28,197

Liabilities:
Current liabilities:
Compensation and benefits payable	$164	$1,112
Accounts payable and other liabilities	8,560	2,227
Dividends payable	2,053	—
Total current liabilities	10,777	3,339
Operating lease liabilities	3,512	1,516
Total liabilities	14,289	4,855

Mezzanine equity:
Variable Rate Series A Preferred Stock, $0.001 par value; 20,000,000 and 0 shares authorized, 2,012,729 and 0 shares issued and outstanding, $201.3 million and $0 redemption value and liquidation preference at December 31, 2025 and December 31, 2024, respectively	148,802	—
Total mezzanine equity	148,802	—

Stockholders’ equity:
Predecessor preferred stock, $0.00001 par value; 0 and 1,161,650 shares authorized, 0 and 1,158,802 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	72,488
Predecessor Class A common stock, $0.00001 par value; 0 and 2,000,000 shares authorized, 0 and 2,000,000 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Predecessor Class B common stock, $0.00001 par value; 0 and 2,339,765 shares authorized, 0 and 400,970 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Successor Class A common stock, $0.001 par value; 22,200,000,000 and 0 shares authorized, 34,936,745 and 0 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively[1]	699	—
Successor Class B common stock, $0.001 par value; 1,050,000,000 and 0 shares authorized, 9,776,540 and 0 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively[1]	196	—
Additional paid-in capital	1,055,595	—
Accumulated deficit	(474,054)	(49,146)
Total stockholders’ equity	582,436	23,342
Total liabilities, mezzanine equity, and stockholders' equity	$745,527	$28,197

(1) All shares authorized and outstanding amounts for all periods presented reflect the Company's 1-for-20 reverse stock split on Class A and Class B common stock, which was effective after the close of trading on February 6, 2026.

STRIVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Successor	Predecessor
	Period from September 12, 2025 to December 31, 2025	Period from January 1, 2025 to September 11, 2025	Year Ended December 31, 2024
Revenues:
Investment advisory fees	$1,495	$4,187	$3,592
Other revenue	17	35	58
Total revenues	1,512	4,222	3,650

Operating expenses:
Fund management and administration	1,867	4,250	4,867
Employee compensation and benefits	27,639	7,222	9,135
General and administrative expense	3,681	4,229	11,248
Marketing and advertising	151	231	862
Depreciation and amortization	71	149	192
Total operating expenses	33,409	16,081	26,304

Investment gains/(losses):
Net unrealized loss on digital assets, at fair value	(194,508)	—	—
Other derivative loss	(14,731)	—	—
Net investment gains/(losses)	(209,239)	—	—

Net operating loss	(241,136)	(11,859)	(22,654)

Other income/(expense):
Other income	723	586	795
Transaction costs	(12,400)	(15,717)	—
Gain on lease remeasurement	—	—	279
Goodwill and intangible asset impairment	(140,785)	—	—
Total other income/(expense)	(152,462)	(15,131)	1,074

Net loss before income taxes	(393,598)	(26,990)	(21,580)
Income tax benefit/(expense)	—	—	—
Net loss	$(393,598)	$(26,990)	$(21,580)
Dividends on preferred stock	(4,320)	—	—
Net loss attributable to common stockholders	$(397,918)	$(26,990)	$(21,580)

Weighted average number of common shares outstanding:
Basic (1)	43,997,862	2,299,243	2,213,424
Diluted (1)	43,997,862	2,299,243	2,213,424

Net loss per common share:
Basic (1)	$(9.04)	$(11.74)	$(9.75)
Diluted (1)	$(9.04)	$(11.74)	$(9.75)

(2) All share and per-share amounts for all periods presented reflect the Company's 1-for-20 reverse stock split on Class A and Class B common stock, which was effective after the close of trading on February 6, 2026.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures, consisting of non-GAAP adjusted net income (loss), non-
GAAP adjusted net income (loss) attributable to common stockholders and non-GAAP adjusted net income (loss) attributable to common stockholders per diluted common share. Non-GAAP financial measures are subject to material limitations as they are not measurements prepared in accordance with GAAP and are not a substitute for such measurements. Our non-GAAP financial measures are not meant to be considered in isolation and should be read only in conjunction with our consolidated financial statements, which have been prepared in accordance with GAAP. We rely primarily on such consolidated financial statements to understand, manage, and evaluate our business performance and use the non-GAAP financial measures as supplemental information. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release.
Non-GAAP adjusted net income (loss)
Non-GAAP adjusted net income (loss), non-GAAP adjusted net income (loss) attributable to common stockholders, and the related non-GAAP adjusted net income (loss) per diluted common share excludes the impact of (i) share-based compensation expense, (ii) depreciation and amortization, (iii) other derivative loss, (iv) transaction costs, (v) gain on lease remeasurement, and
(vi) goodwill and intangible asset impairments. We believe these measures offer management and investors insight as they exclude significant non-cash and/or non-recurring items. The following provides GAAP measures of net loss, net loss attributable to common stockholders, and net loss per diluted common share and the details with respect to reconciling the line items to non-
GAAP adjusted net income (loss), non-GAAP adjusted net income (loss) attributable to common stockholders, and non-GAAP adjusted net income (loss) per diluted common share (all amounts in thousands, other than share and per share information):

	Successor	Predecessor
	Period from September 12, 2025 to December 31, 2025	Period from January 1, 2025 to September 11, 2025	Year Ended December 31, 2024
Net loss	$(393,598)	$(26,990)	$(21,580)
Share-based compensation expense	21,710	—	—
Depreciation and amortization	71	149	192
Other derivative loss	14,731	—	—
Transaction costs	12,400	15,717	—
Gain on lease remeasurement	—	—	(279)
Goodwill and intangible asset impairment	140,785	—	—
Non-GAAP adjusted net income (loss)	$(203,901)	$(11,124)	$(21,667)
Dividends on preferred stock	(4,320)	—	—
Non-GAAP adjusted net loss attributable to common stockholders	$(208,221)	$(11,124)	$(21,667)

Weighted average number of diluted common shares outstanding	43,997,862	2,299,243	2,213,424
Net loss per diluted common share	$(9.04)	$(11.74)	$(9.75)
Non-GAAP adjusted net loss per diluted common share	$(4.73)	$(4.84)	$(9.79)
Important Information About Other Metrics
Bitcoin Yield is a metric that represents the percentage change in bitcoin per share from the beginning of a period to the end of a period.
Bitcoin Gain is a metric that represents the number of bitcoin held by the Company at the beginning of a period multiplied by the
Bitcoin Yield for such period.
Bitcoin $ Gain is a metric that represents the dollar value of the Bitcoin Gain calculated by multiplying the Bitcoin Gain by the market price of bitcoin. For determining Bitcoin $ Gain, unless otherwise specified, the Company uses the current market price of bitcoin. For determining Bitcoin $ Gain for a past fiscal year or other past period, the Company uses the market price of bitcoin as of 4:00pm ET as reported on the Coinbase exchange on the last day of the applicable period. The Company uses these market prices of bitcoin for this calculation solely for the purpose of facilitating this illustrative calculation.
The Company uses Bitcoin Yield, Bitcoin Gain and Bitcoin $ Gain as metrics to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to stockholders. The Company believes these metrics can supplement investors’ understanding of how the Company chooses to fund bitcoin purchases and the value created in a period by:

•in the case of Bitcoin Yield, measuring the percentage change in bitcoin per share from the beginning of a period to the end of a period, which helps investors assess how the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner varies across periods;
•in the case of Bitcoin Gain, hypothetically expressing the percentage change reflected in the Bitcoin Yield metric as if it reflected an increase in the amount of bitcoin held at the end of the applicable period as compared to the beginning of such period, which provides investors with visibility into the absolute change in the Company’s bitcoin holdings resulting from its Bitcoin Yield; and
•in the case of Bitcoin $ Gain, further expressing that change as an illustrative dollar value by multiplying that bitcoin-denominated change by the market price of bitcoin at the end of the applicable period as described above.
When the Company uses these metrics, management takes into account the various limitations of these metrics, including that they do not take into account that our assets, including our bitcoin, are subject to (i) all of our existing and future liabilities, including our debt, and (ii) the preferential rights of our preferred stockholders to dividends and our assets in a liquidation, and that all such claims rank senior to those of our common equity; and
Bitcoin Yield, Bitcoin Gain and Bitcoin $ Gain are not, and should not be understood as, financial performance, valuation or liquidity measures. Specifically:
•Bitcoin Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s stockholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.
•Bitcoin Gain and Bitcoin $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s stockholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that Bitcoin $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and Bitcoin $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings.
The trading price of the Company’s Class A common stock is informed by numerous factors in addition to Company’s bitcoin holdings and its actual or potential shares of Class A common stock outstanding, and as a result, the trading price of the
Company’s securities can deviate significantly from the market value of the Company’s bitcoin, and none of Bitcoin Yield,
Bitcoin Gain or Bitcoin $ Gain are indicative or predictive of the trading price of the Company’s securities.
Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. In particular, the
Company has adopted Accounting Standards Update No. 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic
350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires that the Company measure its bitcoin at fair value in its statement of financial position as of the end of a reported period, and recognize gains losses from changes in the fair value in net income (loss) for the reported period. As a result, we may incur unrealized gain or loss on digital assets based on changes in the market price of bitcoin during a period, which would not be reflected in Bitcoin Yield, Bitcoin Gain or Bitcoin $
Gain.
As noted above, these metrics are narrow in their purpose and are used by management to assist it in assessing whether the
Company is raising and deploying capital in a manner accretive to stockholders solely as it pertains to its bitcoin holdings.
In calculating these metrics, the Company does not consider the source of capital used for the acquisition of its bitcoin. When the
Company purchases bitcoin using proceeds from offerings of redeemable preferred stock, such transactions have the effect of increasing the Bitcoin Yield, Bitcoin Gain and Bitcoin $ Gain, while also increasing the Company’s senior claims of holders of instruments other than Class A common stock with respect to dividends and to the Company’s assets, including its bitcoin, in a manner that is not reflected in these metrics.
If any of the Company’s convertible notes mature or are redeemed without being converted into common stock, or if the
Company elects to redeem or repurchase its non-convertible instruments, the Company may be required to sell shares of its Class
A common stock or bitcoin to generate sufficient cash proceeds to satisfy those obligations, either of which would have the effect of decreasing Bitcoin Yield, Bitcoin Gain and Bitcoin $ Gain, and adjustments for such decreases are not contemplated by the assumptions made in calculating these metrics. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of capital to buy bitcoin because not all bitcoin is purchased using proceeds of issuances of Class A common stock, and not all proceeds from issuances of Class A common stock are used to purchase bitcoin.
In addition, we are required to pay dividends with respect to our perpetual preferred stock in perpetuity. The Company has historically not paid any dividends on its shares of Class A common stock, and by presenting these metrics the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its Class A common stock and preferred stock, does not represent an ownership interest in, or a redemption right with respect to, the bitcoin the Company holds.
The Company’s ability to achieve positive Bitcoin Yield, Bitcoin Gain, or Bitcoin $ Gain may depend on a variety of factors, including factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.
These metrics are merely supplements, not substitutes to the financial statements and other disclosures contained in the
Company’s SEC filings. They should be used only by sophisticated investors who understand their limited purpose and many limitations.
About Strive
Strive, Inc. is a bitcoin treasury company. With Bitcoin as its hurdle rate, the Company is focused on (i) maximizing value for stockholders; (ii) accumulating bitcoin; and (iii) outperforming bitcoin over the long run.
Strive's wholly owned subsidiary, Strive Asset Management, is a SEC-registered investment adviser. The Company also owns and operates True North, a Bitcoin-focused media platform.
Learn more at strive.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities
Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule
3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, express or implied statements regarding the outlook and expectations of Strive, the strategic benefits and financial benefits of the merger transaction with Semler Scientific, Inc. (the "merger transaction"), including the expected impact of the merger transaction on the combined company’s future financial performance and the ability to successfully integrate the combined businesses, and the Company’s intentions with respect to adjusting the SATA Stock monthly regular dividend rate per annum. Such statements are often characterized by the use of qualified words (and their derivatives) such as
“may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,”
“project,” “predict,” “potential,” “assume,” “forecast,” “target,” “budget,” “outlook,” “trend,” “guidance,” “objective,” “goal,”
“strategy,” “opportunity,” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgment of Strive or its respective management team about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements as a result of various important factors. Other risks, uncertainties and assumptions, including, among others, the following:
•the outcome of any legal proceedings that may be instituted against Strive or its subsidiaries;
•the possibility that the anticipated benefits of the merger transaction are not realized when expected or at all, including as a result of changes in, or problems arising from, implementation of Bitcoin treasury strategies and risks associated with
Bitcoin and other digital assets, general economic and market conditions, interest and exchange rates, monetary policy, and laws and regulations and their enforcement;
•the diversion of management’s attention from ongoing business operations and opportunities;
•dilution caused by Strive’s issuance of additional shares of its Class A common stock or SATA Stock;
•potential adverse reactions of Strive’s clients and customers or changes to business or employee relationships, including those resulting from the completion of the merger transaction; and
•other factors that may affect future results of Strive.
These factors are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm the Company’s results.
Although Strive believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of Strive will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in Strive’s Annual Report on Form
10-K and other documents subsequently filed by Strive with the SEC.

The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Strive or its businesses or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements contained in this press release speak only as of the date hereof, and Strive undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.
Strive Media Contact:
media@strive.com
Investor Contact:
ir@strive.com